EXHIBIT 10.2
MOLLY M. WHITE, Cal. Bar No. 171448
DIANA K. TANI, Cal. Bar No. 136656
FINOLA HALLORAN, Cal. Bar No. 180681
Attorneys for Plaintiff
Securities and Exchange Commission
Randall R. Lee, Regional Director
Michele Wein Layne, Associate Regional Director
5670 Wilshire Boulevard, 11th Floor
Los Angeles, California 90036
Telephone: (323) 965-3998
Facsimile: (323) 965-3908
UNITED STATES DISTRICT COURT
FOR THE CENTRAL DISTRICT OF CALIFORNIA

SECURITIES AND EXCHANGE COMMISSION,	Case No.

Plaintiff, vs.	CONSENT OF DEFENDANT ENDOCARE, INC. TO ENTRY OF FINAL JUDGMENT OF PERMANENT INJUNCTION AND OTHER RELIEF

ENDOCARE, INC., KEVIN M. QUILTY, and JERRY W. ANDERSON,
Defendants.
     1. Defendant Endocare, Inc. (“Endocare”) waives service of a Summons and the Complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over it and over the subject matter of this action.
     2. Without admitting or denying the allegations of the Complaint (except as to personal and subject matter jurisdiction, which Endocare admits), Endocare hereby consents to the entry of the Final Judgment Of Permanent Injunction And Other Relief (“Final Judgment”) in the form attached hereto and incorporated by reference herein, which, among other things:
a.	permanently restrains and enjoins Endocare from violations of: 1) Section 17(a) of the Securities Act of 1933 (“Securities

Act”), 15 U.S.C. §77q(a); and 2) Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§78j(b), 78m(a), 78m(b)(2)(A), and 78m(b)(2)(B), and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-13 thereunder, 17 C.F.R. §§240.10b-5, 240.12b-20, 240.13a-1, 240.13a-11, and 240.13a-13; and

b.	orders Endocare to pay a civil penalty in the amount of $750,000 under Section 20(d)(l) of the Securities Act, 15 U.S.C. §77t(d)(l), and Section 21(d)(3) of the Exchange Act, 15 U.S.C. §78u(d)(3).
     3. Endocare agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Endocare pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Endocare further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Endocare pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.
     4. Endocare waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.
     5. Endocare waives the right, if any, to: (a) a jury trial; (b) seek relief from the Final Judgment under Rule 60(b) of the Federal Rules of Civil Procedure; and (c) appeal from the entry of the Final Judgment.
     6. Endocare enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the

Commission or any member, officer, employee, agent, or representative of the Commission to induce Endocare to enter into this Consent.
     7. Endocare agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.
     8. Endocare will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.
     9. Endocare waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Endocare of its terms and conditions. Endocare further agrees to provide counsel for the Commission, within 30 days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Endocare has received and read a copy of the Final Judgment.
     10. Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Endocare in this civil proceeding. Endocare acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Endocare waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Endocare further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law.
     11. Endocare understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Endocare agrees not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis. If Endocare breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Endocare’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.
     12. Endocare hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Endocare to defend against this action. For these purposes, Endocare agrees that it is not the prevailing party in this action since the parties have reached a good faith settlement.
     13. Endocare agrees that it will cooperate fully with the staff of the Commission in any and all investigations, litigation or other formal or informal proceedings of the Commission relating to or arising from the matters described in the Commission’s Complaint filed in district court against Endocare by undertaking to do the following:
a. Produce, without service of a notice or subpoena, any and all nonprivileged documents and other information reasonably requested by the Commission’s staff;
b. To be interviewed, and to make its officers, directors, employees, agents and other representatives available (and to use its reasonable best efforts to make its former officers, directors, employees, agents and other representatives available) to be interviewed, by the Commission’s staff at such times as the Commission’s staff reasonably may direct;

c. To make its officers, directors, employees, agents and other representatives available (and to use its reasonable best efforts to make its former officers, directors, employees, agents and other representatives available) to appear and testify in such investigations, depositions, hearings, or trials as the Commission’s staff reasonably may direct; and
d. That in connection with any testimony of Endocare’s officers, directors, employees, agents and other representatives or requests for documents or other information, that any notice or subpoena for such may be addressed to its counsel, and be served by mail or facsimile; with respect to such notices and subpoenas, Endocare waives the territorial limits on service contained within Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Endocare’s travel, lodging and subsistence expenses at the then-prevailing United States Government per diem rates; and Endocare consents to personal jurisdiction over it in any United States District Court for purposes of enforcing any such notice or subpoena.
     14. Endocare agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

     15. Endocare agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

DATED: July 14, 2006	Endocare, Inc.
	By:	/s/ Craig T. Davenport
Craig T. Davenport Chairman of the Board and Chief Executive
Officer of Endocare, Inc. 201 Technology Drive Irvine, CA 92618

     On July 14, 2006, Craig T. Davenport, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Endocare, Inc. as its Chairman of the Board and Chief Executive Officer.

/s/ Rosanne E. St. Onge

Notary Public Commission expires: November 1, 2007
Approved as to form:
/s/ Dan Marmalefsky
Dan Marmalefsky
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles CA 90013
(213) 892-5809
Attorney for Defendant

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